EXHIBIT 10.6
EXECUTION COPY
WAIVER, CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT
     WAIVER, CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of December 4, 2007 (this “Amendment”), among ATARI, INC., a Delaware corporation, as borrower (the “Borrower”), the lenders party to the Credit Agreement referred to below (the “Lenders”), and BLUEBAY HIGH YIELD INVESTMENTS (LUXEMBOURG) S.A.R.L., as successor administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Credit Agreement referred to below.
W I T N E S S E T H:
     WHEREAS, the parties hereto are parties to that certain Credit Agreement, dated as of November 3, 2006 (as amended, supplemented or otherwise modified to, but not including, the date hereof, the “Credit Agreement”);
     WHEREAS, the Event of Default specified on Schedule 1 hereto has occurred prior to and is continuing as of the date hereof (the “Existing Default”); and
     WHEREAS, the Borrower has requested that the Lenders (i) waive the Existing Default, (ii) consent to the Borrower entering into with IESA that certain Global Memorandum of Understanding dated as of December 4, 2007 (the “MOU”), as well as the Short Form Distribution Agreement, the Intercompany Services Agreement, the Termination and Transfer of Assets Agreement, the QA Services Agreement, the DBZ Settlement Agreement and the YYH Settlement Agreement, which are each attached to the MOU as Exhibits A through F, respectively (collectively, the “Specified Agreements”), and to the Borrower consummating the transactions contemplated thereby, and (iii) amend the Credit Agreement, and the Lenders have agreed to such waiver, consents and amendments on the terms and conditions set forth herein.
     NOW, THEREFORE, it is agreed:
I. Waiver. Subject to the terms and conditions of this Amendment, and in reliance on the representations, warranties and covenants of the Borrower contained herein, from and after the Third Amendment Effective Date (as defined below), the Lenders waive the Existing Default. Nothing herein shall be deemed to constitute a waiver of compliance by the Borrower with its representations, warranties, covenants or obligations under, or compliance with any other term, provision or condition of, the Credit Agreement (as amended hereby) or any other Loan Document from and after the Third Amendment Effective Date.
II. Consent. Subject to the terms and conditions of this Amendment, and in reliance on the representations, warranties and covenants of the Borrower contained herein, from and after the Third Amendment Effective Date, and notwithstanding anything to the contrary contained in any Loan Document, the Lenders hereby consent to the Borrower entering into the Specified Agreements and to the consummation by the Borrower of all transactions contemplated thereby. For avoidance of doubt, the foregoing consent is not, and shall not be construed to be, a consent by the Lenders to any amendment to, or modification of, the Specified Agreements, or to the Borrower entering into the “Long Form Distribution Agreement” referred to in the Short Form Distribution Agreement (which is attached to the MOU as Exhibit A) or the “Long Form

Intercompany Services Agreement” referred to in the Intercompany Services Agreement (which is attached to the MOU as Exhibit B), it being understood and agreed that the Lenders shall consent to such Long Form Distribution Agreement and such Long Form Intercompany Services Agreement (if required to be entered into pursuant to the Intercompany Services Agreement) so long as the terms of such agreements are, in each case, not materially less favorable than the terms of the Short Form Distribution Agreement and the Intercompany Services Agreement, respectively, and, in each case, any new terms are either fair and customary for transactions of the nature contemplated thereby or reasonably satisfactory to the Lenders, in their capacity as such.
III. Amendments to the Credit Agreement. Subject to the terms and conditions of this Amendment, and in reliance on the representations, warranties and covenants of the Borrower contained herein, from and after the Third Amendment Effective Date, the Credit Agreement is amended as follows:
     1. Section 1.01 is amended by amending and restating the second sentence of the definition of “Aggregate Revolving Commitment” as follows:
     “The Aggregate Revolving Commitment is Fourteen Million Dollars ($14,000,000).”.
     2. Section 5.13 is amended and restated as follows:
     “SECTION 5.13. Internal Restructuring. By January 10, 2008, the Borrower shall deliver to the Administrative Agent an internal restructuring plan, approved by the Borrower’s board of directors, which provides for, among other things, overhead and cost reductions satisfactory to the Administrative Agent.”.
     3. Article VII is amended by amending and restating paragraph (m) thereof as follows:
     “(m) a Change in Control or a Material Adverse Deviation shall occur, or Curtis G. Solsvig resigns, is terminated or otherwise ceases to function as the Borrower’s Chief Restructuring Officer, and is not replaced within five Business Days by a Chief Executive Officer or a Chief Restructuring Officer reasonably satisfactory to the Administrative Agent on employment terms reasonably satisfactory to the Administrative Agent, or the Borrower shall not have entered into a Long Form Distribution Agreement with IESA to which the Lenders have consented in accordance with the terms of the Waiver, Consent and Third Amendment to Credit Agreement, dated as of December 4, 2007, among the Borrower, the Administrative Agent and the Lenders;”.
     4. Section 9.01(a)(ii) is amended by deleting “Times Place, 45 Pall Mall, London SW1Y 5JG” and substituting therefor “77 Grosvenor Street, London, W1K 3JR”.

IV. Acknowledgments and Agreements.
     1. The Borrower acknowledges and agrees that each of the Loan Documents to which it is a party (i) constitutes its legal, valid and binding obligation, and is enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law), and (ii) is hereby reaffirmed and ratified, including without limitation, each of the waiver of claims and defenses granted by the Borrower under the Loan Documents. Without limiting the generality of the foregoing, the Borrower unconditionally and irrevocably waives any claim or defense in respect of the Obligations, including, without limitation, any claim or defense based on any right of setoff or counterclaim.
     2. As of the Third Amendment Effective Date, the Borrower acknowledges and agrees that it is indebted to the Lenders in the aggregate principal amount of $10,000,000, which is the outstanding principal amount of the Revolving Loans plus accrued and unpaid and accruing interest and fees. Nothing contained herein shall alter, amend, modify or extinguish the obligation of the Borrower to repay the Obligations, and neither this Amendment nor any of the other documents, agreements or instruments executed or delivered in connection herewith or related hereto constitutes a novation or, except as expressly provided herein, modification of any of the Loan Documents.
     3. The Borrower acknowledges and agrees that all of its assets pledged, assigned, conveyed, mortgaged, hypothecated or transferred to the Administrative Agent for the benefit of the Lenders pursuant to the Collateral Documents including, without limitation, the Collateral, are (and shall continue to be) subject to the fully perfected liens and security interests of the Administrative Agent for the benefit of the Lenders (subject only to Permitted Encumbrances), as collateral security for all of the Obligations. Without limiting the other provisions of the Loan Documents, the Borrower will, and will cause its Subsidiaries to, promptly take all actions and execute or deliver all documents, agreements and instruments, including any Uniform Commercial Code financing statement amendments, U.S. Patent and Trademark filings and/or amendments to or new control agreements in respect of any of the Borrower’s Deposit Accounts (as defined in the Waiver and Amendment to Credit Agreement), required by the Administrative Agent to implement the transactions contemplated by the Amendment and the documents, agreements and/or instruments executed or delivered in connection herewith. The Borrower hereby respectively reaffirms and ratifies its prior conveyance to the Administrative Agent for the benefit of the Lenders of a continuing security interest in and lien on the Collateral described in the instrument conveying such security interest.
V. Representations and Warranties. In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants as follows:
     1. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, and all of the representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the Third Amendment Effective Date, it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects only as of such specified date.
     2. It has the power, and has been duly authorized by all requisite action, to execute and deliver this Amendment and the other documents, agreements and instruments executed or delivered in connection herewith to which it is a party, and to perform its obligations hereunder and thereunder. This Amendment and the other documents, agreements and instruments executed and delivered in connection herewith have been duly executed and delivered by it. This Amendment and the other documents, agreements and instruments executed and delivered in connection herewith are its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally (regardless of whether enforcement is sought at equity or at law).
     3. Neither the execution, delivery or performance by the Borrower of this Amendment or of the other documents, agreements or instruments executed and delivered in connection herewith to which it is a party, nor compliance by it with the terms and provisions hereof or thereof, will (i) contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, except for those set forth on Schedule 3.03 to the Credit Agreement or for immaterial such contraventions arising as a result of the execution, delivery or performance of this Amendment or the other documents, agreements or instruments executed and delivered in connection herewith, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Loan Documents) upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, deed to secure debt, credit agreement or loan agreement, or any other material agreement, contract or instrument (other than those set forth on Schedule 3.03 of the Credit Agreement), in each case to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of the Borrower or any of its Subsidiaries.
     4. Except as set forth on Schedule 3.06 of the Credit Agreement, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Third Amendment Effective Date and which remain in full force and effect on the Third Amendment Effective Date, (y) those filings which are necessary to perfect the security interests created under the Collateral Documents, and (z) those disclosure filings to be made with the Securities and Exchange Commission or any successor thereto (the “SEC”), provided that such filings are made within the required time periods or are waived (as specified by applicable laws)), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, the Borrower to authorize, or is required to be obtained or made by, or on behalf of, the Borrower in connection with, (i) the execution, delivery and performance of this Amendment or any document, agreement or instrument executed or delivered in connection herewith to which it is a party, or (ii) the legality, validity, binding effect or enforceability of this Amendment or any document, agreement or instrument executed or delivered in connection herewith to which it is a party.
     5. There are no pending or, to the best knowledge of the Borrower after due inquiry, threatened, actions suits or proceedings (i) with respect to this Amendment or any document, agreement or instrument executed or delivered in connection herewith, or (ii) other than those previously disclosed to the Administrative Agent in writing, that would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.
     6. After giving effect to this Amendment, no breach, or default or event of default under the Sublicense Agreements dated, respectively, October 27, 1999 and December 31, 2004, in each case between FUNimation Productions, Ltd. (“FUNimation”) and the Borrower, has occurred and is continuing, and the Borrower is aware of no breach, event or other basis which would permit FUNimation to issue a notice of termination of either such agreement in accordance with the terms thereof.
VI. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Third Amendment Effective Date”) when (i) the Borrower and the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent; and (ii) the Administrative Agent shall have received the following:
          (a) from the Borrower, in immediately available funds, the unpaid fees and expenses of White & Case LLP incurred in connection with this Amendment;
          (b) fully executed copies of the Specified Agreements, and of all other documents, agreements and instruments executed or delivered in connection therewith, which shall in each case be in form and substance satisfactory to the Administrative Agent and shall be certified by the secretary or the assistant secretary of the Borrower as true, complete and correct, and as being in full force and effect, including that all amounts required to be paid to FUNimation thereunder shall be paid simultaneously herewith;
          (c) a certificate of the Borrower’s secretary or assistant secretary certifying that the names and the signatures of its officers who are authorized to execute this Amendment and, as the case may be, the other documents, agreements and instruments executed or delivered in connection herewith to which it is a party, are the same as certified in, and have not changed since the date of delivery of, the certificate of the Borrower’s secretary delivered in connection with the Waiver and Second Amendment to Credit Agreement, dated as of November 6, 2007, among the Borrower, the Administrative Agent and the Lenders;
          (d) copies, certified by the secretary or assistant secretary of the Borrower, of the resolutions of its board of directors or similar governing body, approving this Amendment and, as the case may be, the documents, agreements and instruments executed or delivered in connection herewith to which it is a party, and the transactions contemplated hereby and thereby; and

          (e) such other documents, instruments, and agreements reasonably requested by the Administrative Agent.
VII. RELEASE. IN CONSIDERATION OF THE ADMINISTRATIVE AGENT’S AND EACH LENDER’S EXECUTION OF THIS AMENDMENT, AND OF EACH BORROWING FROM TIME TO TIME AFTER THE THIRD AMENDMENT EFFECTIVE DATE, THE BORROWER UNCONDITIONALLY AND IRREVOCABLY ACQUITS AND FULLY FOREVER RELEASES AND DISCHARGES THE ADMINISTRATIVE AGENT AND EACH LENDER, AND THEIR MANAGEMENT COMPANY AND ALL AFFILIATED FUNDS UNDER THE MANAGEMENT OF SUCH MANAGEMENT COMPANY, AND EACH OF THEIR RESPECTIVE PARTNERS, SUBSIDIARIES, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, FINANCIAL ADVISORS, PRINCIPALS, DIRECTORS AND SHAREHOLDERS OF SUCH PERSONS, AND THEIR RESPECTIVE HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASEES”), FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, OBLIGATIONS, REMEDIES, SUITS, DAMAGES AND LIABILITIES OF ANY NATURE WHATSOEVER, WHETHER OR NOT NOW KNOWN, SUSPECTED OR CLAIMED, WHETHER ARISING UNDER COMMON LAW, IN EQUITY OR UNDER STATUTE, WHICH THE BORROWER EVER HAD OR NOW HAS AGAINST ANY OF THE RELEASEES AND WHICH MAY HAVE ARISEN AT ANY TIME PRIOR TO THE DATE HEREOF AND WHICH WERE IN ANY MANNER RELATED TO THIS AMENDMENT, THE CREDIT AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY RELATED DOCUMENTS, INSTRUMENTS OR AGREEMENTS, OR THE ENFORCEMENT OR ATTEMPTED OR THREATENED ENFORCEMENTS BY ANY OF THE RELEASEES OF ANY OF THEIR RESPECTIVE RIGHTS, REMEDIES OR RECOURSE RELATED THERETO.
VIII. Miscellaneous.
     1. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
     2. This Amendment is limited as specified and, except as expressly set forth herein, shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any Loan Document.
     3. THIS AMENDMENT, AND THE DOCUMENTS, AGREEMENTS AND INSTRUMENTS EXECUTED OR DELIVERED IN CONNECTION HEREWITH, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THEREOF. Each of the parties hereto agrees that the provisions of Section 9.09 of the Credit Agreement shall apply to any action with respect to this Amendment, and the documents, agreements and the instruments, executed or delivered in connection herewith.

     4. All notices and other communications provided for hereunder shall be made or given to the parties hereto in the manner and at the address and telecopier numbers specified in Section 9.01 of the Credit Agreement and shall be deemed made or given, and effective, as set forth in such section.
     5. From and after the Third Amendment Effective Date, all references in the Credit Agreement and each of the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement and the other Loan Documents.
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     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

ATARI, INC., as Borrower
By:	/s/ Curtis G. Solsvig
	Name:	Curtis Solsvig
	Title:	Chief Restructuring Officer

BLUEBAY HIGH YIELD INVESTMENTS (LUXEMBOURG) S.A.R.L., as administrative agent and lender

By: BlueBay Asset Management PLC, acting as agent for BlueBay High Yield Investments (Luxembourg) S.a.r.l.

By:	/s/ Stuart Day	/s/ K.T. Webb

	Name: Stuart Day	Kevin Webb
	Title: Manager	Traded Debt Control
Traded Debt